Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectuses of Sunstone Hotel Investors, Inc. for the registration of its common stock, preferred stock, and depositary shares and to the incorporation by reference therein of our report dated February 5, 2008 (except for Notes 2, 3, 4, 7, 9, and 14, as to which the date is October 31, 2008), with respect to the consolidated financial statements and schedule of Sunstone Hotel Investors, Inc. included in its Current Report on Form 8-K to be filed on November 3, 2008 with the Securities and Exchange Commission; and our report dated February 5, 2008 with respect to the effectiveness of internal control over financial reporting of Sunstone Hotel Investors, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Irvine, California

October 31, 2008